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                                                                   EXHIBIT 10.51



                                  AMENDMENT TO
                        SENIOR SECURED CREDIT AGREEMENT
                                      AND
            CONTRACT FOR PURCHASE AND SALE OF EQUIPMENT AND SERVICES

THIS AMENDMENT TO SENIOR SECURED CREDIT AGREEMENT AND CONTRACT FOR PURCHASE AND SALE OF EQUIPMENT AND SERVICES dated as of March 28, 2003 (the "AMENDMENT"), is entered into by and between SUREBEAM CORPORATION, a Delaware corporation ("Borrower"), and THE TITAN CORPORATION, a Delaware corporation ("LENDER").

                                    RECITAL

     A. Borrower and Lender have entered into that Senior Secured Credit Agreement dated as of August 2, 2002 (as the same may be further amended, modified, supplemented or restated hereafter from time to time, the "CREDIT AGREEMENT"), pursuant to which Lender has agreed to extend and make available to Borrower certain advances of money upon the terms and conditions set forth in the Credit Agreement and the other Loan Documents.

     B. Borrower and Lender are also party to that Contract for Purchase and Sale of Equipment and Services date February 11, 2002 (as the same may be further amended, modified, supplemented or restated from time to time, the "EQUIPMENT AGREEMENT").

     C. Borrower has requested that Lender amend certain provisions of the Credit Agreement and the Equipment Agreement, as more fully set forth herein.

     D. Subject to the representations and warranties of Borrower and upon the terms and conditions set forth in this Amendment, the Lender is willing to so amend the Credit Agreement and the Equipment Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing Recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto represent, warrant and agree as follows:

SECTION 1. DEFINITIONS. Capitalized terms used herein without definitions shall have the meanings given to them in the Credit Agreement.

SECTION 2. AMENDMENT TO CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

     2.1 SECTION 3.1(d) - REPAYMENTS AND PREPAYMENTS.

          (a) The following shall be added to the end of Section 3.1(d) of the Credit Agreement:

          "Notwithstanding the foregoing during the time period from March 12, 2003 through September 30, 2004 (the "WAIVER PERIOD"), and provided that no Default or Event of Default has occurred during such Waiver Period, the Borrower may receive net proceeds from the issuance of equity securities, which otherwise would constitute Net Proceeds, in an amount up to Twenty Five Million Dollars ($25,000,000) (the "EXEMPT NET PROCEEDS"), and such Exempt Net Proceeds shall not be subject,


                                       1.
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          during the Waiver Period and thereafter, to the provisions of this
          Section 3.1(d); provided, however, any amounts received in excess of Twenty Five Million Dollars ($25,000,000) during the Waiver Period shall be subject to the provisions of this Section 3.1(d)."

SECTION 3. AMENDMENTS TO EQUIPMENT AGREEMENT. Borrower agrees (a) to the amendments to Statements of Work (as defined in the Equipment Agreement) set forth in Section 3.1 below, (b) that such amendments shall constitute Change Orders (as defined in the Equipment Agreement) agreed to between the parties for purposes of the Equipment Agreement, and (c) that all the provisions in the Equipment Agreement relating to effecting Change Orders shall be deemed to have been complied with in connection with the Change Orders below upon the parties' execution of this Amendment.

     3.1  The agreed-on Change Orders are as follows:

          (a) Borrower shall not charge Lender for any additional costs to complete the PS500 Wright Medical and Guidant systems effective January 1, 2003. The billings dated January 24, 2003, for December 2002 activity, shall constitute the final billings on the procurement and installation of these systems. These systems shall be delivered by Borrower to Titan Scan Technologies Corporation ("TITAN SCAN") at the expected system performance level in terms of power and utilization (in accordance with the Statement of Work issued to Borrower), which is for Guidant 3kW, 10 MeV, and for Wright 3kW, 5 MeV, 24 hour per day, 7 days per week operation with 95% "up-time."

          (b) Billings by Borrower of the applicable Lender entity for activity after December 31, 2002 on the demo PS500 unit in Dublin, California shall not exceed $200,000 to finish the unit as currently agreed under the applicable Statement of Work. The current agreement between the parties is for the system to substantially operate at the same capability as the unit installed at Wright Medical, including automated material handling and electron beam energy of 5MeV and power at 3kW. However, if directed by Titan Scan through a Change Order signed by the Chief Financial Officer of Lender (or his designate in writing), additional work shall be billed accordingly.

          (c) There shall be no future billings by Borrower of the applicable Lender entity for Non-Recurring Engineering (NRE) on the PS500 line effective January 1, 2003 unless new work is directed by Titan Scan through a Change Order signed by the Chief Financial Officer of Lender (or his designate in writing).

          (d) There shall be no future billings by Borrower of the applicable Lender entity on the Baxter Cygnet and Baxter PI#1 systems effective January 1, 2003. The parties agree that these systems were complete as of such time.

          (e) Billings by Borrower of the applicable Lender entity to complete the production and installation of the Baxter PI#2 system shall not exceed $24,000 after January 1, 2003. This amount is consistent with the estimate for project completion provided by Borrower to Titan Scan in January 2003.


                                       2.
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          (f)   The current delivery schedules for all systems being produced by
Borrower for Titan Scan shall not change as a result of this Amendment and the Change Orders contained herein.

          (g) Borrower shall enter into a Two Year Service Contract with Lender and/or Titan Scan to be agreed upon by the parties to provide technical services to installed and fielded Titan Scan medical sterilization systems. If an agreement on a Two Year Service Contract is not reached, Borrower shall provide technical services on a time and materials basis, the rate of which shall be Borrower labor costs, plus allocation of fringe, occupancy, and direct overhead application, plus 20% margin. The rates shall be renewable annually.

Except to the extent modified by this Amendment and the Change Orders contained herein, all other terms of the Equipment Agreement and any Statements of Work issued thereunder remain unchanged and in full force and effect.

SECTION 4. LIMITATION OF AMENDMENT. Each of the amendments set forth in SECTION 2 and SECTION 3 above shall be limited precisely as written and shall not be deemed to (i) be an amendment to or waiver of any other term or condition of the Credit Agreement or any other Loan Document or the Equipment Agreement, (ii) prejudice any right or remedy which Lender may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document or the Equipment Agreement, or (iii) be a consent to any future amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document or the Equipment Agreement.

SECTION 5. REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Amendment, Borrower represents and warrants to Lender as follows:

     5.1 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Credit Agreement and the Equipment Agreement, each as amended by this Amendment, and each of the other Loan Documents to which it is a party;

     5.2 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Credit Agreement and the Equipment Agreement, each as amended by this Amendment, and each of the other Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower;

     5.3 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of the Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

SECTION 6. FULL FORCE AND EFFECT; REAFFIRMATION. Except to the extent expressly provided in this Amendment, the terms and conditions of the Credit Agreement and the Equipment Agreement shall remain in full force and effect. Borrower hereby reaffirms its obligations under each of the Loan Documents to which it is a party.

SECTION 7. GOVERNING LAW. This Amendment shall be governed by and shall be construed and enforced in accordance with the laws of the state of California.


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SECTION 8. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.


BORROWER                                SUREBEAM CORPORATION,
                                        a Delaware corporation


                                        By: /s/ DAVID RANE
                                           --------------------------------
                                        Name: David Rane
                                             ------------------------------
                                        Title: Senior Vice President and
                                              -----------------------------
                                               Chief Financial Officer
                                              -----------------------------


LENDER                                  THE TITAN CORPORATION,
                                        a Delaware corporation


                                        By: /s/ MARK W. SOPP
                                           --------------------------------
                                        Name: Mark W. Sopp
                                             ------------------------------
                                        Title: Senior Vice President and
                                              -----------------------------
                                               Chief Financial Officer
                                              -----------------------------


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